UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of June 8, 2016, as part of Odyssey Marine Exploration Inc.’s on going cost-cutting strategy, one full-time executive position has been eliminated. As a result of this restructuring, former Chief Financial Officer, Philip S. Devine, is no longer with the company. Jay A. Nudi, Odyssey’s current Chief Accounting Officer and Treasurer, has assumed the additional duties as Interim Chief Financial Officer.

Mr. Nudi has served as Odyssey’s Principal Accounting Officer since January 2006 and Treasurer since June 2010. Mr. Nudi is a certified public accountant, joined Odyssey in May 2005 as Corporate Controller, and has over 20 years of accounting and management experience. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

These actions are part of Odyssey’s restructuring plan, which has resulted in the reduction of staff and other expenses to better align with the company’s strategic direction. Odyssey appreciates Mr. Devine’s service to the company during his tenure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 10, 2016	By:	/s/ Mark D. Gordon
Mark D. Gordon
President & Chief Executive Officer